Exhibit 99.1

AI Transportation Acquisition Corp Announces the Separate Trading of its Ordinary Shares and Rights Commencing January 2, 2024

New York, NY, Dec. 29, 2023 – AI Transportation Acquisition Corp (the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced that holders of the Company’s units may elect to separately trade the underlying ordinary shares and rights included in its units commencing on or about January 2, 2024.

The ordinary shares and rights will trade on The Nasdaq Capital Market (“NASDAQ”) under the symbols AITR and AITRR, respectively. Any Units not separated will continue to trade on NASDAQ under the symbol AITRU.

About AI Transportation Acquisition Corp.

AI Transportation Acquisition Corp. The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company has not selected a business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target While the Company may pursue a target in any industry, section or geography, it intends to focus the search for a target business in the transportation field, including but not limited to logistics, new energy vehicles, smart parking, on-board chips and AI algorithms, automotive services and related areas of intelligent transportation. The Company is led by its Chief Executive Officer, Mr. Yongjin Chen. Rimon P.C. served as legal counsel to the Company.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

AI Transportation Acquisition Corp

Mr. Yongjin Chen

Chief Executive Officer

10 East 53rd Street, Suite 3001

New York, NY 10022

Email: chenyongjin@ds-cap.com

SOURCE:

AI Transportation Acquisition Corp